UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2005

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 William Street, Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 237-5100

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective September 1, 2005, the Compensation and Benefits Committee of the Board of Directors of PerkinElmer, Inc. approved an increase from $275,000 to $350,000 in the annual base salary for John R. Roush, Vice President of PerkinElmer and President of its Optoelectronics strategic business unit. In addition, also effective September 1, 2005, the Committee granted Mr. Roush 30,000 shares of restricted common stock under PerkinElmer’s 2005 Incentive Plan. The restricted stock vests annually in three equal installments, beginning on September 1, 2006. Pursuant to PerkinElmer’s Long-Term Incentive Plan, effective September 1, 2005, the Committee also granted Mr. Roush 3,000 performance units related to the fiscal year ending January 1, 2006 and 5,000 performance units related to the fiscal year ending December 31, 2006, which are subject to the achievement of the performance metrics established for the three-year fiscal period ending December 31, 2006. A description of the terms and conditions of the performance units and the Long-Term Incentive Plan is set forth in PerkinElmer’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2005, under the heading “Item 1.01. Entry into a Material Definitive Agreement,” and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: September 7, 2005	By:	/s/ Robert F. Friel
Robert F. Friel
Executive Vice President and
Chief Financial Officer